Exhibit 21

ROCKWELL AUTOMATION, INC.

LIST OF SUBSIDIARIES OF THE COMPANY
AS OF SEPTEMBER 30, 2004

	Percentage of Voting
	Securities Owned By
Name and Jurisdiction	Registrant	Subsidiary
Anorad Corporation (New York)	100%
Anorad Israel Ltd. (Israel)		100%
Anorad Europe BV (Netherlands)		100%
Electronics Corporation of America (International) (Massachusetts)	100%
Entek IRD International Corporation (Ohio)	100%
IRD Mechanalysis, Inc. (Ohio)		100%
Entek IRD International Limited (England)		100%
IRD Condition Monitoring Limited (England)		100%
Condition Monitoring Limited (England)		100%
W Interconnections, Inc. (Delaware)	100%
W Interconnections S.A. de C.V. (Mexico)		100%
W Interconnections Canada Inc. (Canada)		100%
Rockwell Automation Sales Company, LLC (Delaware)	100%
Reliance Electric Company (Delaware)	100%
REC Holding, Inc. (Delaware)		100%
Renix Co. Ltd. (Japan)		100%
RAS Co. Ltd. (Japan)		95%
Federal Pacific Electric Co. (Delaware)		100%
Reliance Electric Technologies, LLC (Delaware)		100%
Vermont Reserve Insurance Company (Vermont)		100%
Rockwell Software Inc. (Delaware)	100%
Allen-Bradley Technical Services, Inc. (Wisconsin)	100%
Rockwell Automation (Xiamen) Ltd. (China)	100%
Rockwell Automation do Brasil Ltda. (Brazil)	100%
Rockwell Comercia e Servicos de Automacao Ltda. (Brazil)		100%
Rockwell Automation de Venezuela, C.A. (Venezuela)	100%
Rockwell Automation de Peru S.A. (Peru)		100%
Rockwell Automation Southeast Asia Pte. Ltd. (Singapore)	100%
Rockwell Automation (Malaysia) SDN. BHD. (Malaysia)		100%
Rockwell Automation (Philippines) Inc. (Philippines)		100%
PT Rockwell Automation Indonesia (Indonesia)		100%
Rockwell Automation Asia Pacific Limited (Hong Kong)	96.52%	3.48%
Rockwell Automation Power Systems (Shanghai) Company Limited (China)	100%
Rockwell Automation Australia Ltd. (Australia)	100%
Rockwell Automation (N.Z.) Ltd. (New Zealand)		100%
Rockwell Tecate S.A. de C.V. (Mexico)	99%	1%
Grupo Industrias Reliance S.A. de C.V. (Mexico)	100%
Dodge de Mexico S.A. de C.V. (Mexico)		100%
Industrias Reliance S.A. de C.V. (Mexico)		100%
Rockwell Automation de Mexico S.A. de C.V. (Mexico)		100%
Allen-Bradley Company (Nevada)	100%
Rockwell International Corporation (Nevada)	100%

	Percentage of Voting
	Securities Owned By
Name and Jurisdiction	Registrant	Subsidiary
ROK III Acquisition Corporation (Delaware)	100%
Atomics International, Inc. (Delaware)	100%
Nuad Corporation (Delaware)	100%
Rockwell Automation Taiwan Co., Ltd. (Taiwan)		100%
Rockwell Automation, Inc. (South Dakota)	100%
Rockwell Services, Inc. (Delaware)	100%
Goss Processing Systems, Inc. (Delaware)	100%
Rockwell Automation Holdings, Inc. (Delaware)	100%
Rockwell FSC Ltd. (Barbados)	100%
Rockwell Automation Technologies, Inc. (Ohio)	100%
Rockwell Automation International Holdings LLC (Delaware)	89%	11%
Rockwell Automation Argentina S.A. (Argentina)		100%
Rockwell Automation European Headquarters S.A./N.V. (Belgium)	0.04%	99.96%
Rockwell Automation Control Systems (Shanghai) Company Limited (China)		100%
Rockwell Automation S.r.L. (Italy)		100%
Rockwell Automation Japan Co., Ltd. (Japan)		100%
Rockwell Automation Thai Co. Ltd. (Thailand)		100%
Rockwell Otomasyon Ticaret A.S. (Turkey)		100%
Rockwell Automation Holdings GmbH (Germany)		100%
Rockwell Automation Germany GmbH (Germany)		100%
Rockwell International GmbH (Germany)		100%
Propack Data GmbH (Germany)		100%
Propack Data Corporation (Delaware)		100%
Propack Data Italia S.r.L. (Italy)		100%
Propack Data Limited (England)		100%
Propack Data Schweiz GmbH (Switzerland)		100%
Propack Data SAS (France)		100%
Rockwell Automation (Proprietary) Ltd. (South Africa)		100%
ATW Properties (Pty.) Ltd. (South Africa)		100%
Rockwell Automation GesmbH (Austria)		100%
Rockwell Automation Chile S. A. (Chile)		100%
Rockwell Automation Research (Shanghai) Company Limited (China)		100%
Rockwell Automation Manufacturing (Shanghai) Limited (China)		100%
Rockwell Columbia S.A. (Columbia)		100%
Rockwell Automation India Ltd. (India)		100%
Rockwell Samsung Automation Ltd. (Korea)		100%
Rockwell Automation Holdings B.V. (Netherlands)		100%
Rockwell Automation B.V. (Netherlands)		100%
Rockwell Automation A.B. (Sweden)		100%
Rockwell Automation A.G. (Switzerland)		100%
Rockwell Automation Limited (Ireland)		100%
Breter S.r.L. (Italy)		100%
Rockwell Automation LDA (Portugal)		100%
Sprecher & Schuh, Inc. (New York)		100%
Rockwell International Overseas Corp. (Delaware)	100%
Rockwell Automation Canada Holdings ULC (Canada)	89%	11%
Rockwell Automation Canada Inc. (Canada)		100%
Rockwell Automation Canada Nova Scotia Co. (Canada)		100%
Rockwell Automation Canada Control Systems (Canada)		100%
Rockwell European Holdings Ltd. (England)	89%	11%
Allen-Bradley (Overseas) Limited (England)		100%

	Percentage of Voting
	Securities Owned By
Name and Jurisdiction	Registrant	Subsidiary
Rockwell Automation S.A. (Spain)		100%
Rockwell International Limited (England)		100%
Rockwell Automation Pension Trustees Limited (England)		100%
Rockwell Automation S.A./ N.V. (Belgium)		100%
Rockwell Automation (UK)Limited (England)		100%
Rockwell FirstPoint Contact Limited (England)		100%
Rockwell Automation Ltd. (England)		100%
Rockwell Automation SAS (France)		100%
Rockwell Automation Europe B.V. (Netherlands)		100%
Rockwell Automation S.R.O. (Czech Republic)		100%
Rockwell Automation A/S (Denmark)		100%
Rockwell Automation Sp.zo.o. (Poland)		100%
Rockwell Automation Services S.R.O. (Czech Republic)		100%
Black Gauntlet Limited (England)		100%
EJA Engineering Ltd. (England)		100%
Sigma Controls Limited (England)		100%
Nelsa Limited (England)		100%
EJA Limited (England)		100%
Guardmaster Sicherheitstechnick GmbH (Germany)		100%

Listed above are the consolidated subsidiaries included in our consolidated financial statements. This list does not include subsidiaries over which we do not have a controlling financial interest. These excluded subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.